UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 21, 2005


                                  FRED'S, INC.
               (Exact Name of Registrant as Specified in Charter)


                         Commission File Number 00-19288

               Tennessee                                      62-0634010
      (State or other jurisdiction                       (I. R. S. Employer
    of incorporation or organization)                    Identification No.)

    4300 New Getwell Road, Memphis, TN                           38118
  (Address of principal executive offices)                     (Zip Code)


               Registrant's telephone number, including area code
                                 (901) 365-8880


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On March 22, 2005, Fred's, Inc. issued a press release announcing its financial results for the fourth fiscal quarter and the fiscal year ended January 29, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 21, 2005, the Audit Committee of Fred's, Inc. (the "Company") determined, because the Company has changed its accounting for its leases, including the accounting for leasehold improvements, the straight-line accounting of lease payments, and contingent lease related payments, that the restatement of prior period financial statements is appropriate for the first three quarters of 2004 and for the fiscal years 2003 and 2002, and that the Company's previously filed financial statements for those periods should no longer be relied upon. The Company has made these changes, together with numerous other retailers, following the issuance on February 7, 2005, by the Office of the Chief Accountant of the Securities and Exchange Commission ("SEC") of a letter to the American Institute of Certified Public Accountants expressing its views regarding certain operating lease accounting issues and their application under generally accepted accounting principles ("GAAP").The effects of the restatement have not yet been finalized and accordingly are not reflected in the previously filed financial results for 2004 and prior years, or in the financial results reflected in the press release attached hereto as Exhibit
99.1. Management currently believes that the impact on the earnings of 2004, 2003, and 2002 will be approximately $0.01 to $0.02 reduction per share each year. Additionally, the balance sheet will include adjustments to net property and equipment, other current and noncurrent liabilities, and retained earnings.

The adjustments for the total restatement will be included in the filing of the Form 10-K for 2004 (its fiscal year ended January 29, 2005). Accordingly, such previously filed financial statements and the related independent auditors' reports should no longer be relied upon.

The Audit Committee of the Company and its authorized officers have discussed the matters disclosed herein with the Company's current independent auditors as well as its auditors for the affected periods, and has provided such auditors with copies hereof.

Item  9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)           Exhibits:

         Exhibit
          Number      Description
       -------------  --------------------------------------------------------

           99.1       Press release issued by Fred's, Inc., dated March 22, 2005

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                FRED'S, INC.
                                                (Registrant)

                                                By:  /s/ Jerry A. Shore
                                                   --------------------------
                                                Jerry A. Shore,
                                                Executive Vice President and
                                                Chief Financial Officer


Date:    March 22, 2005

                                INDEX TO EXHIBITS


   Exhibit
    Number       Description
---------------  ---------------------------------------------------------------

     99.1        Press release issued by Fred's, Inc., dated March 22, 2005

                                                                    Exhibit 99.1

FRED'S                         4300 New Getwell Road, Memphis, Tennessee 38118

                                       Contact: Jerry A. Shore
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (901) 362-3733, Ext. 2217

                       FRED'S REPORTS FISCAL 2004 RESULTS

                   COMPANY TO ADJUST ITS ACCOUNTING FOR LEASES

MEMPHIS, Tenn. (March 22, 2005) - Fred's Inc. (NASDAQ/NM: FRED) today reported preliminary, unaudited operating results for the fourth fiscal quarter and year ended January 29, 2005. The Company also noted, like many companies in the retail industry and as discussed later in this release, it will adjust its accounting for leases in light of recent correspondence between the Office of the Chief Accountant of the Securities and Exchange Commission and the American Institute of Certified Public Accountants. The effects of the restatement have not yet been finalized and, accordingly, are not reflected in these financial results for 2004 and prior years. Management currently believes that the impact on the earnings of 2004, 2003, and 2002 will be a reduction of approximately $0.01 to $0.02 per diluted share in each year. Additionally, the balance sheet will include adjustments to net property and equipment, other current and non-current liabilities, and retained earnings.

     All results presented in this press release are unaudited and such results, including any forward-looking information, exclude the impact of any restatement that will result from the Company's review of its lease accounting practices. The Company currently believes that such adjustments will not change historical or future cash flows, revenues, and comparable store sales.

     Net income for the fourth quarter of 2004 declined 15% to $10.5 million or $0.27 per diluted share from $12.5 million or $0.31 per diluted share in the year-earlier period. For fiscal 2004, net income totaled $28.6 million or $0.72 per diluted share, or down 15% from $33.7 million or $0.85 per diluted share for fiscal 2003.

     Retail sales by Company stores for the fourth quarter of 2004 increased 9% and total sales for the quarter also rose 9% to $410.3 million versus $378.0 million in the same period last year. On a comparable store basis, sales increased 0.3% for the quarter. For fiscal 2004, retail sales by Company stores increased 11% and total sales for the period also rose 11% to $1.442 billion compared with $1.303 billion in fiscal 2003. Comparable store sales for fiscal 2004 increased 2.2% over the prior year.

     Commenting on the results, Michael J. Hayes, Chief Executive Officer, said, "Throughout much of fiscal 2004, we witnessed slower overall sales and a shift in sales mix to lower-margin products. Missed sales goals also affected our store-level operating efficiency, as staffing plans were based on the expectation of better sales performance. Earnings for both the fourth quarter and year reflect the impact of these adverse trends.

                                     -MORE-

FRED Reports Fourth Quarter, Year-end Results
Page 2
March 22, 2005


     "Although fiscal 2004 was challenging, we were pleased to see indications of improving conditions as the year came to an end," Hayes continued. "In January, both comparable store sales growth and traffic returned to plan, and this upturn in our performance continued in February, providing optimistic start to 2005. Looking ahead to the coming fiscal year, we believe we are better positioned in many areas to build on this momentum."

     Fred's gross profit for the fourth quarter of 2004 was $113.3 million compared with $103.9 million in the prior-year period, representing an increase of 9% for the period. Gross margin for the quarter was 27.6% compared with 27.5% last year, reflecting a better initial margin on pharmacy sales and a lower store shrinkage percentage, which offset a shift in product mix toward lower-margin basic and consumable products. Gross profit for fiscal 2004 increased 10% to $405.3 million from $368.0 million for fiscal 2003. Gross margin for fiscal 2004 was 28.1% versus 28.2% last year. The year's decline primarily reflected a change in product mix.

     Selling, general and administrative expenses for the fourth quarter of 2004 increased to 24.5% of sales from 22.7% of sales in the year-earlier period, primarily as a result of labor expense and occupancy costs increases in the stores and pharmacies, higher corporate professional and insurance expenses, as well as fuel price increases affecting distribution costs. Expenses for the fourth quarter of 2004 include a benefit of $1.3 million related to a change in the estimated life of store fixtures and equipment. For fiscal 2004, selling, general and administrative expenses increased to 25.3% of sales from 24.3% of sales in 2003.

     Operating income for the fourth quarter of 2004 declined 30% to $12.7 million from $18.1 million in the year-earlier period. Operating income was 3.1% of sales in the fourth quarter of 2004, down from 4.8% in the fourth quarter of 2003. Operating income for fiscal 2004 declined 20% to $40.4 million from $50.6 million in the prior year. Operating income for fiscal 2004 was 2.8% of sales, down from 3.9% of sales last year.

     The Company's income tax rate was 28% for 2004 compared with 33% for 2003. The lower tax rate for 2004 resulted primarily from tax credits that originated in 2003 and 2004 related to the Company's distribution center in Dublin, Georgia. These credits were recognized in 2004. Additional tax credits will continue to benefit the Company in future years.

LEASE-RELATED ACCOUNTING ADJUSTMENTS

     On February 7, 2005, the Office of the Chief Accountant of the Securities and Exchange Commission issued a letter to the American Institute of Certified Public Accountants expressing its views regarding certain operating lease accounting issues and their application under generally accepted accounting principles. In light of this letter, and like many other companies within the retail industry that are correcting common lease accounting practices, the Company will change the way it accounts for its leases, including the accounting for leasehold improvements, the straight-line accounting of lease payments, and contingent lease-related payments, and thus will be restating previously reported financial statements.

                                     -MORE-

FRED Reports Fourth Quarter, Year-end Results
Page 3
March 22, 2005


     The  effects  of  the   restatement   have  not  yet  been  finalized  and,
accordingly, are not reflected in these financial results for 2004 and prior years. Management currently believes that the impact on the earnings of 2004, 2003, and 2002 will be a reduction of approximately $0.01 to $0.02 per diluted share in each year. Additionally, the balance sheet will include adjustments to net property and equipment, other current and non-current liabilities, and retained earnings.

GUIDANCE FOR 2005

     For the first quarter of fiscal year 2005, the Company expects comparable store sales to increase in the range of 2% to 4%, with the full-year increase expected in the range of 4% to 6%. The expected increase in total sales for the first quarter will be in the range of 11% to 14%, with a full-year increase expected in the range of 11% to 15%, reflecting anticipated new store openings.

     Earnings per diluted share for the first quarter are expected to range from $0.18 to $0.20; for the full year, Fred's expects earnings per diluted share to be in the range of $0.88 to $0.93.

     For comparison purposes, the effect of adopting Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" is not included in the earnings per diluted share estimates. SFAS 123R will be adopted during the second half of fiscal 2005.

     The Company expects to open 60 to 80 new stores and 20 to 25 new pharmacies in 2005. Planned capital expenditures in 2005 will be approximately $35 million, inclusive of $10 million for the expanded refrigeration program.

ABOUT FRED'S

     Fred's Inc. operates 595 discount general merchandise stores, including 25 franchised Fred's stores mainly in the southeastern United States. For more information about the Company, visit Fred's website on the Internet at www.fredsinc.com.

     A public, listen-only simulcast and replay of Fred's year-end conference call may be accessed at the Company's web site or at www.fulldisclosure.com. The simulcast will begin at approximately 11:00 a.m. Eastern Time today and a replay of the call will be available beginning at approximately 1:00 p.m. Eastern Time and will run until April 22, 2005.


                                     -MORE-

FRED Reports Fourth Quarter, Year-end Results
Page 4
March 22, 2005

     Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, finalization and completion of the 2004 audit, the impact, risks and adjustments resulting from the finalization and completion of the lease accounting review and the audit of such adjustments and other contingencies discussed in the Company's Securities and Exchange Commission filings. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.


                                   FRED'S INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)

                                                    13 Weeks*        13 Weeks*
                                                      Ended            Ended
                                                   January 29,      January 31,      Percent
                                                      2005             2004          Change
                                                 -------------    -------------     ---------
Net sales                                        $     410,306    $     378,023          8.5%
Operating income                                 $      12,714    $      18,071        -29.6%
Net income                                       $      10,530    $      12,451        -15.4%
Net income per share:
     Basic                                       $        0.27    $        0.32        -15.6%
     Diluted                                     $        0.27    $        0.31        -12.9%
Average shares outstanding:
     Basic                                              39,399           38,976
     Diluted                                            39,532           39,823

                                                    52 Weeks*        52 Weeks*
                                                      Ended            Ended
                                                   January 29,      January 31,      Percent
                                                      2005             2004          Change
                                                 -------------    -------------     ---------
Net sales                                        $   1,441,781    $   1,302,650         10.7%
Operating income                                 $      40,440    $      50,621        -20.1%
Net income                                       $      28,569    $      33,721        -15.3%
Net income per share:
     Basic                                       $        0.73    $        0.87        -16.1%
     Diluted                                     $        0.72    $        0.85        -15.3%
Average shares outstanding:
     Basic                                              39,252           38,754
     Diluted                                            39,532           39,652

* 2004 Actual is unaudited and unadjusted for lease accounting matters which have not been finalized.

                                     -MORE-

FRED Reports Fourth Quarter, Year-end Results
Page 5
March 22, 2005


                                   FRED'S INC.
                  Unaudited Fiscal 2004 Fourth Quarter Results
                    (in thousands, except per share amounts)

                                                            13 Weeks*                      13 Weeks*
                                                              Ended                          Ended
                                                           January 29,        % of        January 31,       % of
                                                              2005            Total          2004           Total
                                                         --------------      -------    -------------       -------
Net sales                                                $      410,306       100.0%    $     378,023        100.0%
Cost of goods sold                                              297,012        72.4%          274,121         72.5%
                                                         --------------      -------    -------------       -------
Gross profit                                                    113,294        27.6%          103,902         27.5%
Selling, general and administrative expenses                    100,580        24.5%           85,831         22.7%
                                                         --------------      -------    -------------       -------
Operating income                                                 12,714         3.1%           18,071          4.8%
Interest expense, net                                               251         0.1%              108          0.0%
                                                         --------------      -------    -------------       -------
Income before income taxes                                       12,463         3.0%           17,963          4.8%
Provision for income taxes                                        1,933         0.4%            5,512          1.5%
                                                         --------------      -------    -------------       -------
Net income                                               $       10,530         2.6%    $      12,451          3.3%
                                                         ==============      =======    =============       =======
Net income per share:
     Basic                                               $         0.27                 $        0.32
                                                         ==============                 =============
     Diluted                                             $         0.27                 $        0.31
                                                         ==============                 =============
Weighted average shares outstanding:
     Basic                                                       39,399                        38,976
                                                         ==============                 =============
     Diluted                                                     39,532                        39,823
                                                         ==============                 =============


                          Unaudited Fiscal 2004 Results
                    (in thousands, except per share amounts)

                                                            52 Weeks*                     52 Weeks*
                                                              Ended                         Ended
                                                           January 29,        % of       January 31,        % of
                                                              2005            Total          2004           Total
                                                         --------------       ------    -------------       -------
Net sales                                                $    1,441,781       100.0%    $   1,302,650        100.0%
Cost of goods sold                                            1,036,474        71.9%          934,665         71.8%
                                                         --------------       ------    -------------       -------
Gross profit                                                    405,307        28.1%          367,985         28.2%
Selling, general and administrative expenses                    364,867        25.3%          317,364         24.3%
                                                         --------------       ------    -------------       -------
Operating income                                                 40,440         2.8%           50,621          3.9%
Interest expense, net                                               793         0.1%              398          0.0%
                                                         --------------       ------    -------------       -------
Income before income taxes                                       39,647         2.7%           50,223          3.9%
Provision for income taxes                                       11,078         0.7%           16,502          1.3%
                                                         --------------       ------    -------------       -------
Net income                                               $       28,569         2.0%    $      33,721          2.6%
                                                         ==============       ======    =============       =======
Net income per share:
     Basic                                               $         0.73                 $        0.87
                                                         ==============                 =============
     Diluted                                             $         0.72                 $        0.85
                                                         ==============                 =============
Weighted average shares outstanding:
     Basic                                                       39,252                        38,754
                                                         ==============                 =============
     Diluted                                                     39,532                        39,652
                                                         ==============                 =============

* 2004 Actual is unaudited and unadjusted for lease accounting matters which have not been finalized.

                                     -MORE-

FRED Reports Fourth Quarter, Year-end Results
Page 6
March 22, 2005

                                   FRED'S INC.
                             Unaudited Balance Sheet
                                 (in thousands)

                                                        January 29,       January 31,
                                                           2005*             2004*
                                                       -------------    --------------
ASSETS:
Cash and cash equivalents                              $       5,365    $        4,741
Inventories                                                  275,365           239,962
Receivables and other current assets                          38,400            28,245
                                                       -------------    --------------
     Total current assets                                    319,130           272,948
Property and equipment, net                                  147,244           137,231
Other noncurrent assets                                        5,710             4,005
                                                       -------------    --------------
     Total assets                                      $     472,084    $      414,184
                                                       =============    ==============


LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                       $      70,504    $       74,799
Current portion of indebtedness                                   18                18
Current portion of capital lease obligation                      666               725
Accrued expenses                                              26,546            18,477
Current deferred tax liability                                18,262            11,486
Income taxes                                                       0             1,251
                                                       -------------    --------------
     Total current liabilities                               115,996           106,756

Indebtedness                                                  23,181             5,603
Deferred tax liability                                        10,064             6,380
Capital lease obligations                                      1,031             1,686
Other noncurrent liabilities                                   2,386             2,441
                                                       -------------    --------------
     Total liabilities                                       152,658           122,866
Shareholders' equity                                         319,426           291,318
                                                       -------------    --------------
     Total liabilities and shareholders' equity        $     472,084    $      414,184
                                                       =============    ==============

* 2004 Actual is unaudited and unadjusted for lease accounting matters which have not been finalized.